SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): JANUARY 7, 1997

                              L. LURIA & SON, INC.
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             (Exact name of registrant as specified in its charter)


                                    FLORIDA
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                 (State or other jurisdiction of incorporation)


       1-8057                                            59-0620505
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(Commission File Number)                      (IRS Employer Identification No.)

                             5770 MIAMI LAKES DRIVE
                              MIAMI LAKES, FLORIDA       33014
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              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (305) 557-9000


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          (Former name or former address, if changed since last reort)


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ITEM 5. OTHER EVENTS

        The Company has entered into an agency agreement with Gordon Brothers Partners, Inc. with respect to liquidation sales to be conducted within the next several weeks at 17 stores. Under the agreement with Gordon Brothers, Luria's will receive an up-front cash payment of approximately $10 million for the merchandise located at the stores and will be entitled to receive an additional 70% of the net proceeds from the sale, after deducting the up-front payment, expenses and a 1.5% fee to Gordon Brothers. The liquidation sales are part of the Company's strategy to consolidate and focus its efforts on performing stores, while addressing its working capital needs as previously announced in a Form 8-K, dated December 17, 1996. After the sales are completed, the Company will operate 28 stores in Florida and will take a restructuring charge for the closed stores.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        None.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       L. LURIA & SON, INC.


Dated: January 7, 1997                 By: /s/ Rachmil Lekach
                                          ----------------------------
                                               Rachmil Lekach
                                               Chief Executive Officer